Exhibit 5.10

CONSENT OF QUALIFIED PERSON

TO:	Ontario Securities Commission, as Principal Regulator
British Columbia Securities Commission
Alberta Securities Commission
Financial and Consumer Affairs Authority of Saskatchewan
The Manitoba Securities Commission
Nova Scotia Securities Commission
Financial and Consumer Services Commission, New Brunswick
Office of the Superintendent of Securities, Prince Edward Island
Office of the Superintendent of Securities Service Newfoundland and Labrador

AND TO:	Golden Star Resources Ltd.
Fasken Martineau DuMoulin LLP
Davis Graham & Stubbs LLP

RE:	Short Form Base Shelf Prospectus of Golden Star Resources Ltd. (the “Company”)

I refer to the short form base shelf prospectus of the Company dated June 16, 2014 (as may be amended from time to time in the future, the “Short Form Base Shelf Prospectus”), which Short Form Base Shelf Prospectus is included in the Company’s Registration Statement on Form F-10 (as filed with the United States Securities and Exchange Commission on June 18, 2014, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, the “Registration Statement”).

I have been named in the Short Form Base Shelf Prospectus and the Registration Statement as a “qualified person”, as defined in National Instrument 43-101 - Standards of Disclosure for Mineral Projects, who has reviewed or supervised the preparation of information contained in the technical report entitled “NI 43-101 Technical Report for the Prestea West Reef Feasibility Study, Ghana” effective date May 1, 2013 and filed on July 26, 2013 (the “QP Information”), being information upon which scientific or technical information relating to the Company’s mineral properties contained or incorporated by reference in the Short Form Base Shelf Prospectus and the Registration Statement is based.

I hereby consent to the use of my name in the Short Form Base Shelf Prospectus and the Registration Statement and to the use and the inclusion or incorporation by reference in the Short Form Base Shelf Prospectus and the Registration Statement of the QP Information.

I confirm that I have read the Short Form Base Shelf Prospectus and the Registration Statement and all information incorporated by reference therein and that I have no reason to believe that there are any misrepresentations (as defined in the Securities Act (Ontario)) contained therein that are (i) derived from the QP Information or (ii) within my knowledge as a result of the services I have performed for the Company in connection with the QP Information.

Dated this 18th day of June, 2014.

Yours very truly,

/s/ Neil Marshall
Name:	Neil Marshall
Title:	Corporate Consultant (Geotechnical)
SRK Consulting (UK) Limited